UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 26, 2014, Revance Therapeutics, Inc. (the “Company”) entered into a lease amendment (the “Amendment”) with BMR-Gateway Boulevard LLC (the “Landlord”) with respect to the Company’s principal executive offices located at 7555 Gateway Boulevard in Newark, California (the “Premises”). The Amendment extended by thirty six (36) months the existing term of the Lease Agreement, dated March 31, 2008, between the Company and the Landlord, as amended (the “Existing Lease”), from January 14, 2022 to January 14, 2025. The annual base rent for the Premises during the remainder of the lease term will range from $4,620,123 to $6,138,473, as set forth in the Amendment. In addition, under the Amendment, the Landlord agreed to provide the Company with a tenant improvement allowance of up to three million dollars ($3,000,000) for certain improvement work to be constructed in the Premises in accordance with the terms of the Amendment and the Existing Lease.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.35 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

10.35	Third Amendment to Lease, dated February 26, 2014, by and between the Company and BMR-Gateway Boulevard LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2014	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Executive Vice President, Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.35	Third Amendment to Lease, dated February 26, 2014, by and between Revance Therapeutics, Inc. and BMR-Gateway Boulevard LLC.